
                       ALLIANCE SEMICONDUCTOR CORPORATION

                       COMPUTATION OF NET INCOME PER SHARE
                          AND COMMON EQUIVALENT SHARES


                                                                          Quarter Ended June 30,
                                                                     1996                       1995
                                                              --------------------      ---------------------
                                                                   (in thousands, except per share data)

Net income (loss).................................                  $(10,035)                   $14,917
                                                                    =========                   =======

Weighted average number of common shares
    outstanding during the quarter................                    38,416                     37,564

Weighted-average common stock
    equivalents (calculated using the "treasury
    stock" method)  representing  shares
    issuable  upon  exercise  of  employee  stock
    options.......................................                        --                      3,921

Weighted-average common stock equivalents from
    warrants, calculated by the treasury stock
    method applied to warrants issued.............                        --                         --

Weighted-average common stock equivalents from
    dilutive convertible preferred stock,
    calculated using the if converted method                              --                         --
                                                                    ---------                    --------

Weighted-average common shares and
    equivalents...................................
                                                                      38,416                     41,485
                                                                    =========                   =======
Net income (loss) per share.......................                    ($0.26)                   $  0.36
                                                                    =========                   =======

                                       20